Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)
Date of Event Requiring Statement: December 20, 2010

Exhibit 99.2

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name: WPM GP, LLC
Address:    c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

2.	Name: Warburg Pincus Private Equity IX, L.P.
                    Address:    c/o Warburg Pincus LLC
                                        450 Lexington Avenue
                                        New York, NY 10017

3.	Name: Warburg Pincus IX LLC
Address:    c/o Warburg Pincus LLC
                    450 Lexington Avenue
                    New York, NY 10017

4.	Name: Warburg Pincus Partners, LLC
Address:    c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

5.	Name: Warburg Pincus LLC
Address:    450 Lexington Avenue
New York, NY 10017

6.	Name: Warburg Pincus & Co.
Address:    c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

7.	Name: Charles R. Kaye
                    Address:    c/o Warburg Pincus LLC
                                        450 Lexington Avenue
                                        New York, NY 10017

8.	Name: Joseph P. Landy
Address:    c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017